                                                                    EXHIBIT 1.1


                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                            (a Delaware corporation)





                             UNDERWRITING AGREEMENT





                           _________________________





______________, 199__

                             UNDERWRITING AGREEMENT


                                                          _____________, 199___


Williams Holdings of Delaware, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Dear Sirs:

                   We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the Underwriters"), and we understand that Williams Holdings of Delaware, Inc., a Delaware corporation (the "Company"), proposes to issue and sell [indicate currency and amount] aggregate principal amount of [full title of debt securities] (the "Securities").

                   Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective [principal amounts of Securities] set forth below opposite their names at a purchase price of [_____%] of the principal amount of such Securities, plus accrued interest from [Date of Securities] to the date of payment and delivery:

                                                                             Principal
                                                                             Amount of

         Name                                                                Securities
                                                                             ----------
[Insert syndicate list]                                                      $

                                         Total  . . . . . . . . . . . . . .  $
                                                                              =========

                   [The aggregate principal amount of Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Securities sold pursuant to delayed delivery contracts.]*

                   The Underwriters will pay for such Securities (less any Securities sold pursuant to delayed delivery contracts) upon delivery thereof at the offices of _________________ at 10:00 a.m. (New York time) on ___________, 199__, or at such other time, not later than ____ (New York time) on _________, 199__, as shall be jointly designated by the Manager and the Company.

                   The Securities shall have the terms set forth in the Prospectus dated ___________, 199__, and the Prospectus Supplement dated ____________, 199__, including the following:




[Terms of Securities


Maturity:                   __________ ___, 19__
Interest Rate:              ___% per annum
Redemption Provisions:

Interest Payment Dates:     _________ ___, and _______ ___
                            commencing ______ ___, 19__
                            (Interest accrues from
                            __________ ___, 19__)

Form and Denomination:
[Other terms:]]



                   [The fee to be paid to the Underwriters in respect of the Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be ___% of the purchase price of the Securities so purchased] *

                   All provisions contained in the document entitled Williams Holdings of Delaware, Inc. Underwriting Agreement Standard Provisions (Debt) dated ________, 199__, a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein.


__________

*  To be added only if delayed delivery contracts are contemplated.





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
                   Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        [MANAGER]

                                        By [MANAGER]



                                        By    __________________________
                                              Acting severally on behalf of
                                              itself and the other several
                                              Underwriters named above
Accepted:

WILLIAMS HOLDINGS OF DELAWARE, INC.

By _________________________
Title:

                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)


                   From time to time, Williams Holdings of Delaware, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several Underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                   The Company proposes to issue from time to time debt securities to be issued pursuant to the provisions of a senior debt indenture dated as of ___________, 199__ (as it may be supplemented or amended from time to time, the "Senior Debt Indenture") between the Company and Citibank, N.A., as Senior Debt Trustee and a subordinated debt indenture dated as of ___________, 199__ (as it may be supplemented or amended from time to time, the "Subordinated Debt Indenture") between the Company and Citibank, N.A., as Subordinated Debt Trustee.

                   The debt securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms. Any such debt securities are herein sometimes collectively referred to as the "Securities".

                   The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (herein referred to collectively as the "Act"), a registration statement including a prospectus relating to the Securities [and has filed with, or mailed for filing to, the Commission a prospectus supplement or supplements specifically relating to the Securities pursuant to Rule 424 under the Act]. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement or abbreviated term sheet (other than a preliminary prospectus supplement or preliminary abbreviated term sheet) specifically relating to the Securities. The term preliminary prospectus means a preliminary prospectus supplement or preliminary abbreviated term sheet specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

                   The term Contract Securities means the Securities, if any, to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may authorize or approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Securities other than Contract Securities.

                   The Company and the Underwriters agree as follows:

                   1. Sale and Purchase. If the Prospectus provides for sales of Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms contained in the Delayed Delivery Contracts. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager, as compensation for the accounts of the Underwriters, the commissions set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

                   If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Securities comprising the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters, and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                   The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                   2. Payment and Delivery. Payment for the Underwriters' Securities shall be made by certified or official bank check payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than [two] full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                   3. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                   (a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus, including any abbreviated term sheets.

                   (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object in writing; provided, that the foregoing shall not apply to amendments or supplements that relate to securities registered under the Registration Statement that are not Securities.

                   (c) If, at any time when a Prospectus relating to the Securities is in the opinion of your counsel required by law to be delivered under the Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                   (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith as well as all fees, if any, payable in connection with the review of the offering of the Securities by the National Association of Securities Dealers, Inc. and the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may designate.

                   (e) To make generally available to the Company's security holders as soon as practicable an earnings statement or statements of the Company which shall satisfy the provisions of Section 11(a) of the Act.

                   (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Securities other than the Securities, without the prior written consent of the Manager.

                   4. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement in any material respect, or if for any reason the Company shall be unable to perform its obligations under this Agreement in any material respect, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

                   5.      Certain Covenants of the Underwriters.

                   Each of the several Underwriters agrees with the Company that:

                   (a) it will not offer, sell, resell, or deliver, directly or indirectly, any Securities in bearer form (including any Security in global form that is exchangeable for Securities in bearer form) within the United States of America, its territories and possessions and other areas subject to its jurisdiction and the Commonwealth of Puerto Rico (the "United States") in connection with their original issuance or during the period set forth in the Prospectus;

                   (b) it will not offer, sell, resell or deliver, directly or indirectly, Securities in bearer form, in connection with their original issuance or during such period, to a United States Person (which term, as used herein, means any citizen, national or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation regardless of its source) other than to an office located outside the United States of a financial institution as defined in Section 1.165-12(c)(1)(v) of the Treasury Department Regulations, purchasing for its own account or for the account of a customer and that provides a written statement that it will comply with Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, which financial institution, as a condition of the purchase, agrees to provide on delivery of such Securities (or on issuance of such Securities if not in definitive form) the certificate required in paragraph (c) below;

                   (c) it will deliver to each purchaser from it of any Securities in bearer form (including Securities initially represented by a temporary global certificate) a written confirmation stating substantially the following:

                   "By your purchase of Securities in bearer form you represent that you are not a United States Person or, if you are a United States Person, that you are a financial institution as defined in Section 1.165-12(c)(1)(v) of the Treasury Department Regulations, purchasing for your own account or for the account of a customer and that you will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder. Furthermore, if you are a dealer, you agree that you will deliver a confirmation containing this entire paragraph to purchasers of such Securities from you. For purposes of this statement, 'United States Person' means any citizen, national or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and 'United States' means the United States of America, its territories and possessions and other areas subject to its jurisdiction and the Commonwealth of Puerto Rico."

                   (d) it will deliver Securities in definitive bearer form to the person entitled to delivery thereof (or transfer of interests therein) only outside the United States and upon receipt of a written confirmation stating substantially the following:


         "This confirms as of the date hereof that none of the Securities issued in bearer form delivered or credited to you for our account are being acquired by or on behalf of, or for offer to resell or for resale to, a United States Person, or any person inside the United States, or, if a beneficial interest in such Securities issued in bearer form is being acquired by a United States Person, that such person is a financial institution as defined in
Section 1.165- 12(c)(1)(v) of the Treasury Department Regulations, or is acquiring such Securities through such a financial institution and that such Securities are held by a financial institution that has agreed to comply with
Section 165 (j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, and is not purchasing for offer to resell or for resale inside the United States. As used herein, 'United States Person' means any citizen, national or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and 'United States' means the United States of America, its territories and possessions and other areas subject to its jurisdiction and the Commonwealth of Puerto Rico.";

provided, however, that (i) if it has actual knowledge that the information contained in any confirmation delivered pursuant to (c) or (d) above is false, it shall not deliver any Securities in bearer form to, or, if applicable, cause a transfer of an interest in any Global Security to the account of, the person who signed or delivered the confirmation referred to in (d) above notwithstanding the delivery of such confirmation to it, and (ii) when a certificate is provided by a clearing organization, it must be based on statements provided to it by its member organizations. As used herein, a "clearing organization" is an entity that is in the business of holding obligations for member organizations and transferring obligations among such members by credit or debit to the account of a member without the necessity of physical delivery of the obligation; and

                   (e) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered.

         If Underwriters' Securities are to be distributed through a selling group consisting of banks, brokers or dealers, the Manager agrees that it shall cause each member of such selling group to enter into an agreement that it will comply with this Section 5.

                   6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for any issue of Underwriters' Securities hereunder are subject to the following conditions:

                   (a) That, at the Closing Date, the Company shall furnish to the Manager an opinion of J. Furman Lewis, Esq., General Counsel of the Company, dated the Closing Date, in substantially the form set forth as Exhibit A.

                   (b) That, at the Closing Date, the Manager shall receive an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated the Closing Date, in substantially the form set forth as Exhibit B.

                   (c) That, at the Closing Date, the Company shall furnish to the Manager a letter addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Manager, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference into the Registration Statement and the

         Prospectus.

                   (d) That, at the Closing Date, the Company shall have furnished to the Manager a certificate dated the Closing Date and signed by an officer of the Company, to the effect set forth below. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                           (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

                           (iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or
                   (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                           (iv) there has not occurred any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

                   (e) That, the Company shall have performed in all material respects such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

                   (f) That, the Company shall have accepted Delayed Delivery Contracts, if any, in any case in which sales of Contract Securities arranged by the Underwriters have been approved by the Company.

                   7. Termination of Agreement. If the sale to the Underwriters of the Underwriters' Securities, as contemplated in this Agreement, is not carried out by the Underwriters for any reasons permitted hereunder, or if such sale is not carried out because the Company shall be unable to comply with any of the terms hereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in

Sections 4 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under the agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

                   If the Manager or any group of Underwriters elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, telecopier or telegram.

                   8. Defaulting Underwriters. If any Underwriter or Underwriters shall default in its or their obligation to take up and pay for the Securities to be purchased by it or them hereunder, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of Securities they are obligated to purchase hereunder) the principal amount of Securities agreed to be purchased by all such defaulting Underwriters as hereinafter set forth; provided, however, that in the event that the principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for shall exceed 10% of the total principal amount of Securities, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. If non-defaulting Underwriters take up and pay for all Securities agreed to be purchased by all such defaulting Underwriters, such Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as the Manager may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters herein.

                   Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Underwriters' Securities are purchased by the Underwriters (or by substituted underwriters selected by the Manager with the approval of the Company or selected by the Company with the Manager's approval).

                   If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Manager shall have the right to postpone the Closing Date for a period not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                   The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 8 with like effect as if such substituted underwriter had originally been named herein.

                   9. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

                   (a) each document filed or to be filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated by reference in the Registration Statement and the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder;

                   (b) each part of the Registration Statement and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act;

                   (c) the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) will comply in all material respects with the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which the statements are made, not misleading;

                   (d)     the representations and warranties set forth in this
         Section 9 do not apply (1) to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein or (2) to that part of the Registration Statement that constitutes a Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, of the Trustee referred to in the Registration Statement.

                   10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Basic Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                   (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Basic Prospectus or any preliminary prospectus.

                   (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses as shall be reasonable shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                   (d)     If the indemnification provided for in paragraphs
         (a) or (b) of this Section 10 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresenta-tion. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting percentages determined by the ratio which the original purchase obligation of any Underwriter appearing in the Underwriting Agreement (or such amount increased as provided in Section 8 above) bears to the total purchase obligations of the Underwriters set forth therein.

                   (f) The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and
         (3) acceptance of and payment for any of the Securities.

                   11. Termination in Certain Events. This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of The Williams Companies, Inc. shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Manager, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                   12. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.

                   13. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                   14. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 10 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

                   15. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                                                                   SCHEDULE I





                           DELAYED DELIVERY CONTRACT


Williams Holdings of Delaware, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Attention:

Dear Sirs:

                   The undersigned hereby agrees to purchase from Williams Holdings of Delaware, Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned


                   $______________________________________________


principal amount of the Company's [title of issue] (the "Securities") offered
by the Company's Prospectus dated      , 199__ and Prospectus Supplement or
abbreviated term sheet dated      , 199__, receipt of copies of which are hereby
acknowledged, at a purchase price equal to ______% of the principal amount of
such Securities [plus accrued interest on the Securities from                ,
199 , to the delivery date or dates thereof] [and accrued amortization of original issue discount from _____________, 199__ to the date of payment and delivery] and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

                   The undersigned will purchase from the Company the principal amounts of Securities on the delivery dates (the "Delivery Dates") set forth below:

                                                                             [Plus Accrued
                                                                             Interest From] [and]
                                                                             [Amortization of
                                    [Principal Amount]                       Original Issue
                                                                             Discount From]


__________________                  $___________________                     ____________________
__________________                  $___________________                     ____________________
__________________                  $___________________                     ____________________

                   Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of __________________________, New York, New York (or at such other place as the undersigned and the Company shall agree) at 10:00 A.M., New York City time, on such Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on such Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to such Delivery Date.

                   The obligation of the undersigned to take delivery of and make payment for the Securities on each Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold and had delivered to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above such part of the Securities as is to be sold to them.

                   Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

                   Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

                   The undersigned represents and warrants that, (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Securities hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Securities which it has agreed to purchase hereunder prior to the Delivery Date therefor.

                   This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                   It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

                                       Yours very truly,


                                       _______________________________________
                                       Purchaser


                                       By: ___________________________________


                                       _______________________________________
                                       (Title)


                                       _______________________________________
                                       (Address)


Accepted, as of the date
  first above written:

Williams Holdings of Delaware, Inc.


By: _______________________

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


                   The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:


(Please print.)


Name                        (Including Area Code)                   Department
----                        ---------------------                   ----------

                                                                       EXHIBIT A





                                    FORM OF
                                   OPINION OF
                             J. FURMAN LEWIS, ESQ.
                         GENERAL COUNSEL OF THE COMPANY



                                                      ______________, 19______



[MANAGER]
as Manager for the several Underwriters
[ADDRESS] ________
__________________
__________________


Dear Sirs:

                   I have acted as counsel to Williams Holdings of Delaware, Inc., a Delaware corporation (the "Company"), in connection with the Underwriting Agreement dated _____________, 199__ (the "Underwriting Agreement") between you and the Company, pursuant to which the Underwriters severally agree to purchase from the Company an aggregate of [$] [symbol for foreign currency or currency unit] __________ principal amount of the debtsecurities of the Company (the "Securities") issued or to be issued pursuant to a [senior] [subordinated] indenture dated as of ____________ ___, 199__ (the Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee") to be issued pursuant to the Indenture. I, or persons responsible to me, have examined originals or copies, certified or otherwise identified to my satisfaction, and such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. Defined terms herein unless otherwise specified shall have the meaning specified in the Underwriting Agreement.

                   I have also examined copies of the Registration Statement on
Form S-3 (File No. 33-      ) relating to up to $ aggregate principal amount of
securities filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), exhibits thereto and documents incorporated by reference therein. Such Registration Statement is now effective, and is herein called the "Registration Statement". The prospectus constituting a part thereof, in the form filed with the Commission pursuant to Rule 424 of the rules and regulations under the Act, together with the [prospectus supplement] [abbreviated term sheet] (other than a [preliminary prospectus supplement] [abbreviated term sheet]) specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424, is herein called the "Prospectus".

                 Based upon the foregoing, I am of the opinion that:

                 (1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

                 (2) Each of [Williams Field Services Group, Inc., Williams Pipe Line Company, Williams Energy Services Company, Williams Energy Ventures, Inc., Williams Telecommunications Services, Inc., and Vyvx, Inc.] (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (3) Each of the Company and the Material Subsidiaries has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals, necessary to conduct its business in the manner described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (4) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and authentication by the Trustee is a valid and binding agreement of the Company enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture has been duly qualified under the Trust Indenture Act of 1939.

                 (5) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters [or by institutional investors pursuant to Delayed Delivery Contracts] will be valid and binding obligations of the Company, enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits of such Indenture.

                 (6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights to indemnity and contribution thereunder may be limited under applicable law.

                 (7) The execution, delivery and performance of the Underwriting Agreement and the Indenture and any applicable terms agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or any material agreement or other material instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency other than pursuant to any state securities or Blue Sky law is required for the performance of the Underwriting Agreement and the issuance and sale of the Securities pursuant to the Underwriting Agreement;

                 (8) The statements (1) in the Prospectus [under the captions "Description of Debt Securities" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus) and "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus)], (2) in the Registration Statement under Item 15 and (3) in the Company's [Form 10] [most recent Annual Report on Form 10-K under "Business" and "Legal Proceedings" and in "Note 8 - Contingent Liabilities" in the Company's most recent quarterly report on Form 10-Q], in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                 (9) After due inquiry, I do not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

                 (10) I (a) am of the opinion that (except as to financial statements included therein, as to which I do not express any opinion) each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (b) am of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements included therein, as to which I do not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder, (c) believe that (except as to financial statements and except for that part of the Registration Statement that constitutes a Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, as to which I do not express any belief), each part of the Registration Statement when such part became effective or was incorporated by reference into the Registration Statement did not contain, and as of the date this opinion is delivered, does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (d) believe that (except as to financial statements, and except for that part of the Registration Statement that constitutes a Form T-1 heretofore referred to as to which I do not express any belief) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                               Yours very truly,

                              [SASM&F Letterhead]



                                                                       EXHIBIT B


                                                                  _______, 199__




[Manager]
  as Manager for the
  Several Underwriters
[ADDRESS]_____________
______________________
______________________

Dear Sirs:

                We have acted as special counsel for you, as Manager for the several underwriters (the "Underwriters") named in the Underwriting Agreement, dated _____________, 199__ (the "Underwriting Agreement"), with Williams Holdings of Delaware, Inc., a Delaware corporation (the "Company"), in connection with purchase by the several Underwriters of [$] [symbol for foreign currency or currency unit] _________ principal amount of [Full Title of Securities] (the "Debt Securities") of the Company to be issued pursuant to the [senior] [subordinated] indenture, dated as of ________, 199__ (the "Indenture") between the Company and Citibank, N.A., as Trustee.

                This opinion is being furnished pursuant to Section 6(b) of the Underwriting Agreement.

                In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 33-____) relating to $400,000,000 aggregate principal amount of Debt Securities filed with the Securities and Exchange Commission (the "Commission") on ____________ , 1995 under the Securities Act of 1933, as amended (the "Act"), and [list all amendments thereto] (such Registration Statement, as amended to the date of the Underwriting Agreement, being hereinafter referred to as the "Registration Statement"); (ii) the order of the Commission declaring the Registration Statement effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (iii) the documents incorporated by reference in the Registration Statement; (iv) the Prospectus, dated __________________ (the "Prospectus"), as supplemented by the [Prospectus Supplement][Abbreviated Term Sheet], dated ___________________ (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424 of the General Rules and Regulations under the Act (the "Rules and Regulations"); (v) the Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-1 of the Trustee (the "Form T-1"); (vi) an executed copy of the Indenture; (vii) an executed copy of the Underwriting Agreement; (viii) the form of the Debt Securities and specimen certificates thereof; (ix) the Certificate of Incorporation and By-laws of the Company, in each case, as amended to date; and (x) certain resolutions of the Board of Directors of the Company [and a Pricing Committee [of] [appointed by] the Board of Directors of the Company]. We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                Members of our firm are admitted to the bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                1. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by
         (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                2. The Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters [or by institutional investors pursuant to

         Delayed Delivery Contracts] will be valid and binding obligations of the Company entitled to the benefits of such Indenture and enforceable against the Company in accordance with their respective terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the indemnification and contribution provisions thereof may be limited by Federal or state securities laws or the public policy underlying such laws.

                4. The Registration Statement, as of its effective date, and the Prospectus as amended and supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that in each case we express no opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom, the documents incorporated by reference therein or the exhibits to the Registration Statement, including the Form T-1, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement.

                In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you at which the contents of the Registration Statement, the Prospectus and the Prospectus Supplement and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus as supplemented by the Prospectus Supplement and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as supplemented by the Prospectus Supple-ment, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

                This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                              Very truly yours,